Exhibit 99.1

American Finance Trust Closes $240 Million Securitization at

Weighted-Average Interest Rate of 2.88%, Loan Term of 8.9 Years

Includes $150 Million of AAA Rated Notes

NEW YORK –June 4, 2021 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that it has issued $240 million of long-term fixed-rate notes designated as AFIN’s Net-Lease Mortgage Notes, Series 2021-1. The net proceeds from the sale of the notes will be used primarily to repay certain indebtedness, including a $74 million loan at 5.50% interest.

The notes were issued in four classes in a private placement to institutional investors. Notes aggregating $150 million are rated AAA by Standard & Poor’s (“S&P”) consisting of $55 million of 7-year Class A-1 notes issued at an interest rate of 2.21% and $95 million of 10-year Class A-2 notes issued at an interest rate of 2.79%. Two classes are rated A by S&P consisting of $35 million of 7-year Class A-3 notes issued at an interest rate of 3.03% and $55 million of 10-year Class A-4 notes issued at an interest rate of 3.60%. The weighted-average interest rate of all classes of the notes is 2.88% and the weighted-average loan term is 8.9 years. The transaction settled on June 3, 2021.

“Our second asset-backed note offering was an accretive, well-executed transaction that meaningfully improved AFIN’s consolidated balance sheet,” said Michael Weil, AFIN’s Chief Executive Officer. “Not only is the weighted-average interest rate over 130 basis points lower than our first securitization but using the proceeds to repay debt that carried a rate that was over 260 basis points higher will reduce our overall weighted-average interest rate. These notes will also extend our overall weighted-average debt maturity to 5.3 years from 4.5 years.”

The notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or qualified under any applicable state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of AFIN’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on AFIN, AFIN’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of AFIN’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 5, 2021, and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063